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                                  Exhibit 8c


              WRITTEN CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP
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                             April 25, 2001

Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri 63105

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 13 to the registration statement on Form S-6 for Separate Account B of Paragon Life Insurance Company (File No. 33-58796). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       SUTHERLAND ASBILL & BRENNAN LLP

                                       By: /s/ Stephen E. Roth
                                           ------------------------
                                               Stephen E. Roth